Exhibit 99.2

Quarterly Financial Supplement

For the nine months ended September 30, 2011

ddr

Think Retail. Create Value.

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-14

Financial Summary
Financial Highlights	15
Financial Ratios and Ratings	16
Total Market Capitalization Summary	17
Debt to EBITDA Calculation	18
Significant Accounting Policies	19-20
Other Real Estate Information	21
Reconciliation of Non-GAAP Financial Measures	22-25

Joint Venture Financial Summary
Joint Venture Investment Summary	26
Joint Venture Combining Financial Statements	27-28

Investment Summary
Acquisitions and Dispositions	29
Developments and Redevelopments	30-31
Projects Primarily on Hold	32

Portfolio Summary
Portfolio Characteristics	33-34
Lease Expirations	35
Leased Rate	36
Leasing Summary	37
Net Effective Rents	38
Largest Tenants by Square Footage	39
Largest Tenants by Base Rental Revenues	40

Debt Summary
Summary of Consolidated Debt	41
Summary of Joint Venture Debt	42
Consolidated Debt Detail	43-45
Joint Venture Debt Detail	46-48

Analyst Coverage
Contact Information	49

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three and nine months ended September 30, 2011. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Samir Khanal
Vice President Marketing and Corporate Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mrichmond@ddr.com	skhanal@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE

OF $0.24 FOR THE QUARTER ENDED SEPTEMBER 30, 2011

BEACHWOOD, OHIO, October 27, 2011 – DDR Corp. (NYSE: DDR) today announced operating results for the quarter ended September 30, 2011.

SIGNIFICANT THIRD QUARTER ACTIVITY

•	Reported operating FFO of $0.24 per diluted share, which excludes certain non-operating items

•	Continued strong leasing performance with the execution of a total of 516 new leases and renewals for over 2.5 million square feet

•	Increased the portfolio leased rate to 93.4% at September 30, 2011 from 93.0% at June 30, 2011 and 92.2% at September 30, 2010

•

Generated positive leasing spreads, with new leases up 15.8% and renewals up 5.7%, for a blended overall spread of 7.3%, which represents a continued improvement from the blended spread of 6.0% for the second quarter of 2011 and the blended spread of 5.0% for the third quarter of 2010

•	Reported same store net operating income growth of 3.7% as compared to an increase of 2.0% for the third quarter of 2010

•	Completed $59 million of sales of non-prime assets

•	Completed $110 million of acquisitions of prime assets

•	Invested $10 million in a loan collateralized by a prime shopping center

“We are pleased to report another strong quarter of operating metrics highlighted by continued momentum in leasing transactions generated from growing retailers seeking high-quality real estate in a supply constrained market,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz. “In addition, our ability to source attractive investment opportunities that support the continuation of our capital recycling strategy will provide compelling returns to our shareholders and continue to improve our overall asset quality.”

FINANCIAL HIGHLIGHTS

The Company’s third quarter operating Funds From Operations (“FFO”) was $67.4 million, or $0.24 per diluted share, before $59.3 million of net adjustments. The net adjustments do not include approximately $6.6 million of gains recognized on asset sales already excluded from FFO.

The charges and gains, primarily non-cash, for the periods ended September 30, 2011, are summarized as follows (in millions):

	Three Months	Nine Months
Non-cash impairment charges – consolidated assets	$51.2	$68.5
Executive separation charge	0.3	11.0
Loss on debt retirement, net	0.1	0.1
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Other (income) expense, net (1)	(0.2)	4.8
Equity in net income of joint ventures – loss on asset sales net of gain on debt extinguishment	6.3	7.5
Impairment of joint venture investments	—	1.6
Non-cash gain on change in control of interests	—	(22.7)
Discontinued operations – non-cash consolidated impairment charges, loss on sales and gain on debt extinguishment	10.5	27.4
Discontinued operations – non-cash gain on deconsolidation of interests	(4.7)	(4.7)
Gain on disposition of real estate (land), net	(0.4)	(0.4)
Non-controlling interest – portion of impairment charges allocated to outside partners	(3.8)	(3.8)
Write-off of original preferred share issuance costs	—	6.4

Total adjustments from FFO to operating FFO	$59.3	$73.8

(1)	Amounts included in Other (income) expense are detailed as follows:

	Three Months	Nine Months
Loss on sale of mezzanine note receivable	$—	$5.0
Litigation expenditures	—	2.0
Settlement gain of lease liability obligation	—	(2.6)
Debt extinguishment gain, net	(0.5)	(0.3)
Other	0.3	0.7

	$(0.2)	$4.8

FFO applicable to common shareholders for the three-month period ended September 30, 2011, including the above net adjustments, was $8.1 million, or $0.03 per diluted share, which compares to FFO of $37.1 million, or $0.14 per diluted share, for the prior-year comparable period. The decrease in FFO for the three-month period ended September 30, 2011, is primarily the result of an increase in the aggregate impairment charges recorded in 2011 offset by the effect of the non-cash valuation adjustments associated with the warrants issued to the Otto family that were exercised in full for cash in the first quarter of 2011.

FFO applicable to common shareholders for the nine-month period ended September 30, 2011, including the above net adjustments, was $121.3 million, or $0.36 per diluted share, which compares to FFO of $32.7 million, or $0.13 per diluted share, for the prior-year comparable period. The increase in FFO for the nine-month period ended September 30, 2011, is primarily the result of a reduction in the aggregate impairment charges recorded in 2011, the gain on change in control of interests related to the Company’s acquisition of two assets from unconsolidated joint ventures and the effect of the non-cash valuation adjustments associated with the warrants partially offset by an executive separation charge and the write-off of the original issuance costs from the redemption of the Company’s Class G cumulative redeemable preferred shares.

Net loss applicable to common shareholders for the three-month period ended September 30, 2011, was $50.0 million, or $0.18 per diluted share, which compares to a net loss of $24.9 million, or $0.10 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the nine-month period ended September 30, 2011, was $52.1 million, or $0.20 per diluted share, which compares to a net loss of $156.8 million, or $0.65 per diluted share, for the prior-year comparable period. The changes in net loss applicable to common shareholders for the three- and nine-month periods ended September 30, 2011, is primarily due to the same factors impacting FFO as explained above.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended September 30, 2011, highlight continued strong leasing activity throughout the portfolio:

•	Executed 220 new leases aggregating approximately 1.0 million square feet and 296 renewals aggregating approximately 1.5 million square feet.

•	Total portfolio average annualized base rent per occupied square foot as of September 30, 2011 was $13.76, as compared to $13.21 at September 30, 2010.

•	The portfolio leased rate was 93.4% at September 30, 2011, as compared to 93.0% at June 30, 2011 and 92.2% at September 30, 2010.

•	On a cash basis, rental rates for new leases increased by 15.8% over prior rents and renewals increased by 5.7%, resulting in an overall blended spread of 7.3%.

•	Same store net operating income (“NOI”) increased 3.7% for the three-month period ended September 30, 2011 over the prior-year comparable period.

ACQUISITIONS & INVESTMENTS

In the third quarter of 2011, the Company acquired three prime assets aggregating 463,677 square feet for a total purchase price of approximately $110.0 million. The Company assumed an aggregate of $67.0 million of mortgage debt in connection with these acquisitions. Two of the prime assets are in Charlotte, North Carolina (Cotswold Village and The Terraces at SouthPark) and one prime asset is in Colorado Springs, Colorado (Chapel Hills East). The assets range between 96% and 100% leased and are occupied by many high-quality retailers typically found in DDR shopping centers including Whole Foods, Marshalls, PetSmart, Best Buy, Harris Teeter, ULTA, Old Navy, and DSW.

As previously announced in the third quarter, the Company has an agreement to acquire Polaris Towne Center in Columbus, Ohio, for $80 million, including the assumption of $45 million in mortgage debt currently encumbering the property. Polaris is a 720,779 square-foot prime asset anchored by Target, Lowe’s, Kroger, Best Buy, T.J.Maxx, Old Navy and ULTA. In connection with this transaction, the Company anticipates selling Town Center Plaza in Leawood, Kansas for $139 million. The Company currently anticipates recognizing a gain, estimated to be approximately $60 million, in connection with the sale of Town Center Plaza, which amount is subject to change based on actual closing and other costs associated with the sale. It is anticipated that this transaction will close in the fourth quarter of 2011, subject to the satisfaction or waiver of customary closing conditions.

In September 2011, the Company invested $10 million in a loan collateralized by a prime shopping center in Miami, Florida.

DISPOSITIONS

The Company sold nine consolidated non-prime assets, aggregating approximately 0.9 million square feet, in the third quarter of 2011, generating gross proceeds of approximately $42.0 million. In addition, the Company sold $17.1 million of consolidated non-income producing assets. The Company recorded an aggregate net loss of approximately $1.4 million related to asset sales in the third quarter of 2011.

2011 GUIDANCE

The Company is tightening its guidance for operating FFO for 2011 to a range between $0.95—$1.00 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended September 30, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 538 value-oriented shopping centers representing 140 million square feet in 41 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, October 28, 2011, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.638.4930 (domestic), or 617.614.3944 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 52381365. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 4, 2011.

DDR Corp.

Financial Highlights

(In thousands)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Revenues:
Minimum rents (A)	$131,457	$129,120	$393,146	$388,393
Percentage and overage rents (A)	1,110	895	3,812	3,319
Recoveries from tenants	42,586	43,331	131,898	130,038
Ancillary and other property income	7,535	5,692	21,658	14,844
Management, development and other fee income	11,210	12,961	34,852	40,122
Other (B)	2,550	993	4,726	6,798

	196,448	192,992	590,092	583,514

Expenses:
Operating and maintenance (C)	34,027	32,473	106,937	100,277
Real estate taxes	26,465	28,747	79,217	79,956
Impairment charges (D)	51,245	—	68,457	59,277
General and administrative (E)	17,954	20,180	65,310	62,546
Depreciation and amortization	56,249	53,052	166,496	159,705

	185,940	134,452	486,417	461,761

Other income (expense):
Interest income	2,459	1,614	7,675	4,425
Interest expense (F)	(58,169)	(52,014)	(175,218)	(161,488)
(Loss) gain on debt retirement, net (F)	(134)	333	(134)	333
(Loss) gain on equity derivative instruments (G)	—	(11,278)	21,926	(14,618)
Other income (expense), net (H)	182	(3,874)	(4,825)	(18,357)

	(55,662)	(65,219)	(150,576)	(189,705)

Loss before earnings from equity method investments and other items	(45,154)	(6,679)	(46,901)	(67,952)
Equity in net (loss) income of joint ventures (I)	(2,590)	(4,801)	15,951	(3,777)
Impairment of joint venture investments (D)	—	—	(1,671)	—
Gain on change in control of interests (J)	—	—	22,710	—
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes	(299)	(1,118)	(1,041)	1,527

Loss from continuing operations	(48,043)	(12,598)	(10,952)	(70,202)
Loss from discontinued operations (K)	(5,226)	(3,307)	(21,656)	(93,371)

Loss before gain on disposition of real estate	(53,269)	(15,905)	(32,608)	(163,573)
Gain on disposition of real estate, net of tax	6,587	145	8,036	61

Net loss	(46,682)	(15,760)	(24,572)	(163,512)
Non-controlling interests	3,693	1,450	3,512	38,380

Net loss attributable to DDR	$(42,989)	$(14,310)	$(21,060)	$(125,132)

Net loss applicable to common shareholders	$(49,956)	$(24,877)	$(52,082)	$(156,834)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(49,956)	$(24,877)	$(52,082)	$(156,834)
Depreciation and amortization of real estate investments	54,474	53,026	163,197	161,769
Equity in net loss (income) of joint ventures (I)	2,590	4,801	(15,951)	3,777
Joint ventures’ FFO (I)	7,569	10,457	35,158	32,319
Non-controlling interests (OP Units)	24	8	56	24
Gain on disposition of depreciable real estate	(6,602)	(6,339)	(9,120)	(8,394)

FFO applicable to common shareholders	8,099	37,076	121,258	32,661
Write-off of original preferred share issuance costs (L)	—	—	6,402	—
Preferred dividends	6,967	10,567	24,620	31,702

FFO	$15,066	$47,643	$152,280	$64,363

Per share data:
Earnings per common share
Basic	$(0.18)	$(0.10)	$(0.20)	$(0.65)

Diluted	$(0.18)	$(0.10)	$(0.20)	$(0.65)

Basic – average shares outstanding	274,639	249,139	268,270	241,679

Diluted – average shares outstanding	274,639	249,139	268,270	241,679

Dividends Declared	$0.06	$0.02	$0.14	$0.06

Funds From Operations – Basic (M)	$0.03	$0.15	$0.45	$0.13

Funds From Operations – Diluted (M)	$0.03	$0.14	$0.36	$0.13

DDR Corp.

Financial Highlights

(In thousands)

Selected Balance Sheet Data
	September 30, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,852,940	$1,837,403
Buildings	5,494,699	5,491,489
Fixtures and tenant improvements	372,670	339,129

	7,720,309	7,668,021
Less: Accumulated depreciation	(1,537,709)	(1,452,112)

	6,182,600	6,215,909
Land held for development and construction in progress	644,028	743,218
Real estate held for sale, net	6,284	—

Real estate, net	6,832,912	6,959,127

Investments in and advances to joint ventures	376,613	417,223
Cash	20,681	19,416
Restricted cash	4,006	4,285
Notes receivable, net	112,458	120,330
Receivables, including straight-line rent, net	118,331	123,259
Other assets, net	138,180	124,450

	$7,603,181	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$226,433	$279,865
Unsecured debt	2,158,931	2,043,582
Mortgage and other secured debt	1,840,357	1,978,553

	4,225,721	4,302,000
Dividends payable	23,585	12,092
Equity derivative liability (G)	—	96,237
Other liabilities	249,557	223,074

Total liabilities	4,498,863	4,633,403

Preferred shares (L)	375,000	555,000
Common shares (M)	27,708	25,627
Paid-in-capital (G)	4,136,752	3,868,990
Accumulated distributions in excess of net income	(1,469,432)	(1,378,341)
Deferred compensation obligation	12,781	14,318
Accumulated other comprehensive income	1,885	25,646
Less: Common shares in treasury at cost	(13,347)	(14,638)
Non-controlling interests	32,971	38,085

Total equity	3,104,318	3,134,687

	$7,603,181	$7,768,090

DDR Corp.

Financial Highlights

(A)	Base and percentage rental revenues for the nine-month period ended September 30, 2011, as compared to the prior-year comparable period, increased $6.5 million. This increase consisted of increased leasing activity at comparable portfolio properties, contributing $4.0 million and the acquisition of interests in five shopping centers, generating an additional $3.7 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $1.2 million. Included in rental revenues for the nine-month periods ended September 30, 2011 and 2010, is approximately $0.2 million and $1.7 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Lease termination fees	$2.6	$0.5	$3.9	$4.1
Financing fees	—	0.3	0.3	0.7
Other miscellaneous	—	0.2	0.5	2.0

	$2.6	$1.0	$4.7	$6.8

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Bad debt expense	$2.3	$2.9	$7.1	$10.2
Ground rent expense (1)	1.1	1.2	3.2	3.7

(1)	Includes non-cash expense of approximately $0.5 million for both of the three-month periods ended September 30, 2011 and 2010, and approximately $1.5 million for both of the nine-month periods ended September 30, 2011 and 2010, related to straight-line ground rent expense.

(D)	The Company recorded impairment charges during the three- and nine-month periods ended September 30, 2011 and 2010, on the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Land held for development (1)	$40.2	$—	$40.2	$54.3
Undeveloped land	2.0	—	5.9	5.0
Assets marketed for sale	9.0	—	22.4	—

Total continuing operations	51.2	—	68.5	59.3

Sold assets or assets held for sale (2)	2.4	7.1	11.3	48.4
Assets formerly occupied by Mervyns (3)	—	—	—	35.3

Total discontinued operations	2.4	7.1	11.3	83.7

Joint venture investments	—	—	1.6	—

Total impairment charges	$53.6	$7.1	$81.4	$143.0

DDR Corp.

Financial Highlights

(1)	The 2011 impairment charges primarily related to land held for development in Yaroslavl, Russia and Brampton, Canada. The asset impairments were triggered by the execution of agreements during the third quarter for the sale of the Company’s interest in these projects. The 2010 impairment charges related to land held for development in Togliatti and Yaroslavl, Russia. The Company’s proportionate share of the impairment charges was $36.4 million and $41.9 million after adjusting for the allocation of loss to the non-controlling interest in the consolidated joint venture that owns the Yaroslavl project for the nine months ended September 30, 2011 and 2010, respectively.

(2)	See summary of discontinued operations activity in note (K).

(3)	The Company’s proportionate share of these impairments was $16.5 million after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the nine-month period ended September 30, 2010. These assets were deconsolidated in the third quarter of 2010 and all operating results, including the impairment charges, have been reclassified as discontinued operations. See note (K).

(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the re-leasing of space, which are charged to operations as incurred. For the nine-month periods ended September 30, 2011 and 2010, general and administrative expenses were approximately 5.3% and 5.0% of total revenues, respectively, including joint venture and managed property revenues.

During the nine-month period ended September 30, 2011, the Company recorded a charge of $11.0 million as a result of the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. During the nine-month period ended September 30, 2010, the Company incurred a $2.1 million separation charge related to the departure of an executive officer. Excluding these separation charges, general and administrative expenses were 4.4% and 4.9% of total revenues for the nine-month periods ended September 30, 2011 and 2010, respectively.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.8	$1.4	$11.5	$5.2
Non-cash adjustment to (loss) gain on repurchase	0.1	—	0.1	4.8

(G)	Represents the non-cash impact of the valuation adjustments for the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. The warrants were exercised in full for cash in March 2011 and the related equity derivative liability was reclassified into paid-in-capital at the date of exercise.

DDR Corp.

Financial Highlights

(H)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Litigation-related expenses	$—	$(3.5)	$(2.0)	$(13.5)
Loss on sale of mezzanine note receivable	—	—	(5.0)	—
Debt extinguishment gain (costs)	0.5	0.3	0.3	(3.3)
Settlement of lease liability obligation	—	—	2.6	—
Abandoned projects and other expenses	(0.3)	(0.7)	(0.7)	(1.6)

	$0.2	$(3.9)	$(4.8)	$(18.4)

(I)	At September 30, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 184 and 198 shopping center properties, respectively. See pages 12-14 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	During the nine-month period ended September 30, 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(K)	The operating results relating to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Revenues from operations	$1,563	$7,890	$10,782	$27,201

Operating expenses	109	3,571	3,640	14,638
Impairment charges	2,389	7,062	11,272	83,745
Interest, net	500	4,234	3,695	14,909
Depreciation and amortization	474	2,440	3,495	9,899

Total expenses	3,472	17,307	22,102	123,191

Loss before disposition of real estate	(1,909)	(9,417)	(11,320)	(95,990)
Gain on deconsolidation of interests	4,716	5,221	4,716	5,221
(Loss) gain on disposition of real estate, net	(8,033)	889	(15,052)	(2,602)

Net loss	$(5,226)	$(3,307)	$(21,656)	$(93,371)

(L)	In April 2011, the Company redeemed all of its 8.0% Class G cumulative redeemable preferred shares. The Company recorded a non-cash charge of approximately $6.4 million to net loss available to common shareholders in the second quarter of 2011 related to the write-off of the original issuance costs.

DDR Corp.

Financial Highlights

(M)	For purposes of computing FFO and operating FFO per share, the following share information was used (in millions):

	At September 30,
	2011	2010
Common shares outstanding	277.0	256.2
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Weighted average common shares outstanding	276.8	251.2	270.4	243.3

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	277.2	251.6	270.8	243.7

Assumed conversion of dilutive securities	0.5	6.3	2.2	6.5

FFO and Operating FFO Weighted average common shares and OP Units – Diluted	277.7	257.9	273.0	250.2

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed income statements

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Revenues from operations (A)	$174,735	$160,440	$518,279	$479,095

Operating expenses	57,988	57,847	172,669	181,256
Impairment charges (B)	63,041	65	63,041	65
Depreciation and amortization of real estate investments	45,211	46,247	140,501	138,789
Interest expense	56,574	52,532	170,580	169,330

	222,814	156,691	546,791	489,440

(Loss) income from operations before tax expense and discontinued operations	(48,079)	3,749	(28,512)	(10,345)
Income tax expense	(9,434)	(4,114)	(26,963)	(13,947)

Loss from continuing operations	(57,513)	(365)	(55,475)	(24,292)
Discontinued operations:
Income (loss) from operations (C)	228	(7,583)	(244)	(19,742)
Gain on debt forgiveness (D)	—	—	2,976	—
(Loss) gain on disposition (E)	(593)	(13,340)	21,300	(25,303)

Loss before gain on disposition of assets	(57,878)	(21,288)	(31,443)	(69,337)
Gain on disposition of assets	—	—	—	17

Net loss	$(57,878)	$(21,288)	$(31,443)	$(69,320)

Non-controlling interests	(6,570)	10	(11,564)	(253)

Net loss attributable to unconsolidated joint ventures	(64,448)	(21,278)	(43,007)	(69,573)

Net (loss) income at DDR’s ownership interests (F)	$(6,199)	$(4,193)	$14,240	$(4,362)

FFO at DDR’s ownership interests (G)	$7,569	$10,457	$35,158	$32,319

Combined condensed balance sheets

	September 30, 2011	December 31, 2010
Land	$1,519,924	$1,566,682
Buildings	4,646,659	4,783,841
Fixtures and tenant improvements	162,398	154,292

	6,328,981	6,504,815
Less: Accumulated depreciation	(805,568)	(726,291)

	5,523,413	5,778,524
Land held for development and construction in progress (H)	258,986	174,237

Real estate, net	5,782,399	5,952,761
Cash and restricted cash	342,013	122,439
Receivables, including straight-line rent, net	108,486	111,569
Leasehold interests	9,426	10,296
Other assets, net	177,188	181,387

	$6,419,512	$6,378,452

Mortgage debt (I)	$3,891,045	$3,940,597
Notes and accrued interest payable to DDR	98,512	87,282
Other liabilities	227,569	186,333

	4,217,126	4,214,212
Accumulated equity	2,202,386	2,164,240

	$6,419,512	$6,378,452

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenues for the three- and nine-month periods include the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Straight-line rents	$1.0	$0.9	$3.6	$3.0
DDR’s proportionate share	0.2	0.1	0.9	0.4

(B)	For the three- and nine-month periods ended September 30, 2011, impairment charges were recorded on four assets being marketed for sale, of which the Company’s proportionate share of the impairment charges was approximately $6.2 million.

(C)	For the three- and nine-month periods ended September 30, 2010, impairment charges aggregating $8.8 million and $19.7 million, respectively, were reclassified to discontinued operations of which the Company’s proportionate share was approximately $0.3 million and $0.7 million, respectively.

(D)	Gain on debt forgiveness is related to one property owned by an unconsolidated joint venture that was transferred to the lender pursuant to a consensual foreclosure proceeding. The operations of the asset have been reclassified as discontinued operations in the combined condensed income statements for all periods presented.

(E)	Gain on disposition includes the sale of three properties by three separate unconsolidated joint ventures in 2011. The Company’s proportionate share of the aggregate gain for the assets sold for the nine-month period ended September 30, 2011 was approximately $10.5 million.

(F)	Adjustments to the Company’s share of joint venture equity in net income or loss primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Income (loss)	$3.6	$(0.6)	$1.7	$0.6

(G)	FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net loss attributable to unconsolidated joint ventures	$(64.5)	$(21.3)	$(43.0)	$(69.6)
Gain on sale of real estate	—	—	(22.7)	—
Depreciation and amortization of real estate investments	45.4	47.8	138.5	149.8

FFO	$(19.1)	$26.5	$72.8	$80.2

FFO at DDR ownership interests	$7.6	$10.5	$35.2	$32.3

Operating FFO at DDR’s ownership interests (1)	$13.9	$13.6	$42.7	$38.7

DDR joint venture distributions received, net (2)	$11.3	$7.3	$57.0	$29.3

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges included in equity in net income of joint ventures primarily related to impairment charges, gain on debt forgiveness and losses on the disposition of assets as disclosed on page 2 of this press release.

(2)	Includes loan repayments in 2011 of $23.0 million from the Company’s unconsolidated joint venture, which has assets located in Brazil.

(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $86.7 million and $71.7 million at September 30, 2011 and December 31, 2010, respectively.

(I)	The Company’s proportionate share of joint venture debt aggregated approximately $789.1 million and $833.8 million at September 30, 2011 and December 31, 2010, respectively. The $789.1 million includes approximately $48.2 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

FINANCIAL HIGHLIGHTS

(In Millions Except Per Share Information)

	Nine Months Ended September 30,	Year Ended December 31,
	2011	2010	2009
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(52.1)	$(251.6)	$(398.9)
Depreciation and Amortization of Real Estate Investments	163.2	217.2	224.2
Equity in Net Loss (Income) of Joint Ventures	(16.0)	(5.6)	9.3
Joint Venture Funds From Operations	35.1	47.5	43.7
Non-Controlling Interests (OP Units)	0.1	—	0.2
Gain on Disposition of Depreciable Real Estate	(9.1)	(18.8)	(23.1)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	121.2	(11.3)	(144.6)
Write-off of Original Preferred Share Issuance Costs	6.4	—	—
Preferred Dividends	24.6	42.3	42.3

FUNDS FROM OPERATIONS	$152.2	$31.0	$(102.3)

Net non-operating items excluded from FFO (1)	73.8	275.6	442.8

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$195.0	$264.3	$298.2

PER SHARE INFORMATION:
Funds From Operations - Diluted	$0.36	$(0.05)	$(0.90)
Operating FFO - Diluted	$0.71	$1.04	$1.83
Net Loss - Diluted	$(0.20)	$(1.03)	$(2.51)
Dividends	$0.14	$0.08	$0.44

COMMON SHARES & OP UNITS:
Outstanding	277.4	256.6	202.0
Weighted average - Diluted (FFO)	273.0	247.0	160.1
Weighted average - Diluted (Operating FFO)	273.0	254.4	163.2

GEN. & ADMIN. EXPENSES (2)	$65.3	$85.6	$94.4

REVENUES:
DDR Revenues	$600.9	$815.1	$843.3
Joint Venture & Managed Revenues	638.3	840.6	902.0

TOTAL REVENUES (3)	$1,239.2	$1,655.7	$1,745.3

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (2)	5.3%	5.2%	5.4%

NET OPERATING INCOME:
DDR Net Operating Income	$410.6	$560.9	$581.6
Joint Venture Net Operating Income (at 100%)	347.1	428.1	532.3

TOTAL NET OPERATING INCOME (3)	$757.7	$989.0	$1,113.9

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,379.7	$8,411.2	$8,823.7
Joint Venture Real Estate at Cost (at 100%)	6,588.0	6,679.1	7,266.8

TOTAL REAL ESTATE AT COST	$14,967.7	$15,090.3	$16,090.5

(1)	See Reconciliation of Non-GAAP Financial Measures for detail of net non-operating items.
(2)	The 2011 results include an executive separation charge of $11.0 million. Excluding this charge, general and administrative expenses were approximately 4.4% of total revenues for the nine months ended September 30, 2011. The 2010 results also include an employee separation charge of $5.3 million. Excluding this charge, general and administrative expenses were approximately 4.9% of total revenues for the year ended December 31, 2010. The 2009 results include $15.4 million related to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues.
(3)	Includes activities from discontinued operations.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Financial Ratios and Ratings

(In Millions, Except Ratios)

	Covenant Threshold	Actual Covenants Twelve Months Ended September 30, 2011
PUBLIC DEBT COVENANTS:
Total Debt to Real Estate Assets Ratio	not to exceed 65%	49%
Secured Debt to Assets Ratio	not to exceed 40%	21%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	221%
Fixed Charge Coverage Ratio	at least 1.5x	1.8x

	Nine Months Ended September 30,	Year Ended December 31,
	2011	2010	2009
DIVIDEND PAYOUT RATIO:
Common Share Dividends and Operating Partnership Interests	$38.4	$20.2	$64.7	(1)
Operating FFO Available to Common Shareholders	$195.0	$264.3	$298.2

	19.7%	7.7%	21.7	%(1)

	Debt Rating	Outlook
CREDIT RATINGS:
Moody’s	Baa3	Stable
Fitch	BB	Positive
S&P	BB+	Stable

(1)	Includes the issuance of common shares with an aggregate value of $50.8 million resulting in a cash payout ratio of 3.1% in 2009.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Total Market Capitalization as of September 30, 2011

(In Millions)

	September 30, 2011		December 31, 2010
	Amount	Percentage of Total	Amount	Percentage of Total
Common Shares Equity	$3,023.2	39%	$3,614.9	42%
Perpetual Preferred Stock	375.0	5%	555.0	7%
Fixed-Rate Senior Convertible Notes	535.8	7%	637.6	7%
Fixed-Rate Unsecured Debt	1,669.6	22%	1,464.0	17%
Fixed-Rate Mortgage Debt	1,244.8	16%	1,234.5	14%
Variable-Rate Mortgage Debt	95.6	1%	144.0	2%
Variable-Rate Revolving Credit and Term Debt	526.4	7%	729.9	9%
Fixed-Rate Revolving Credit and Term Debt	200.0	3%	150.0	2%

Total	$7,670.4	100%	$8,529.9	100%

Debt to Market Capitalization	55.7%		51.1%

•

Market value ($10.90 per share as of September 30, 2011 and $14.09 per share as of December 31, 2010) includes common shares outstanding (277.0 million as of September 30, 2011 and 256.2 million as of December 31, 2010) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

•

Debt outstanding excludes accretion adjustment of $46.4 million and $58.0 million recorded at September 30, 2011 and December 31, 2010, respectively, for the outstanding convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

•

Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $21.7 million and $22.1 million at September 30, 2011 and December 31, 2010, respectively.

•	Does not include proportionate share of unconsolidated joint venture debt aggregating $789.1 million and $833.8 million at September 30, 2011 and December 31, 2010, respectively.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

(In Millions)	Quarter ended	Quarter ended
	September 30, 2011	December 31, 2010
Debt to EBITDA - consolidated
EBITDA:
Net loss attributable to DDR	$(43.0)	$(84.2)

Adjustments:
Impairment charges	51.2	28.9
Executive separation charges	0.3	3.2
Depreciation and amortization	56.2	57.5
Depreciation attributable to non-controlling interests	—	(0.1)
Interest expense	58.2	59.8
Interest expense attributable to non-controlling interests	—	(0.1)
Loss on equity derivative instruments	—	25.5
Other (income) expenses, net	(0.2)	6.0
Equity in net loss (income) of joint ventures	2.6	(9.4)
Impairment of joint venture investments	—	0.2
Loss (gain) on debt retirement, net	0.1	(0.2)
Income tax expense	0.3	49.5
EBITDA adjustments from discontinued operations (1)	6.1	(8.0)
Gain on disposition of real estate, net	(6.6)	(1.3)
Impairment charges applicable to non-controlling interests	(3.8)	—

EBITDA before JVs	$121.4	$127.3
Pro rata share of JV FFO	7.6	15.2
Pro rata share of JV impairments and (gain) loss on disposition of assets	6.3	0.5

EBITDA Consolidated	$135.3	$143.0
EBITDA Consolidated - annualized	$541.2	$572.0

Consolidated indebtedness	$4,225.7	$4,302.0
Non-controlling interests’ share of consolidated debt	(21.7)	(22.1)
Adjustment to reflect convertible debt at face value	46.4	58.0

Total consolidated indebtedness	$4,250.4	$4,337.9
Cash and restricted cash	(24.7)	(23.7)

Total consolidated indebtedness, net of cash	$4,225.7	$4,314.2

Debt/EBITDA - consolidated	7.81	7.54

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt as the JV debt is generally non-recourse to the Company.

Debt to EBITDA - pro rata
EBITDA before JVs	$121.4	$127.3
Pro rata share of JV EBITDA	27.2	30.4

EBITDA including pro rata share of JVs	$148.6	$157.7
EBITDA including pro rata share of JVs - annualized	$594.4	$630.8

Total consolidated indebtedness, net of cash	$4,225.7	$4,314.2
Pro rata share of JV debt (2)	789.1	833.8

Total pro rata indebtedness	$5,014.8	$5,148.0
Pro rata share of JV cash and restricted cash	(96.9)	(32.6)

Pro rata indebtedness, net of cash	$4,917.9	$5,115.4

Debt/EBITDA - pro rata	8.27	8.11

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding.

Notes:
(1) Discontinued operations includes the following EBITDA adjustments:

Impairment charges	$2.4	$—
Gain on change in control of interests	(4.7)	—
Interest expense, net	0.5	0.2
Depreciation and amortization	0.5	0.2
Loss (gain) on disposition of real estate, net	8.0	(8.4)
Debt extinguishment gains	(0.5)	—
Other	(0.1)	—

	$6.1	$(8.0)

(2)	Includes $48.2 million and $47.7 million at September 30, 2011 and December 31, 2010, respectively, of debt representing the Company’s proportionate share of non-recourse debt associated with equity method joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Base rental revenue includes income from ground leases of $15.9 million for the nine months ended September 30, 2011.

General and Administrative Expenses

•

General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the nine months ended September 30, 2011, the Company expensed $6.3 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

	Nine Months
	Ended
	September 30,	Year Ended December 31,
Capitalized Costs (In Millions)	2011	2010	2009
Interest expense	$9.4	$12.2	$21.8
Construction administration costs	$6.7	$8.8	$10.9

•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the nine months ended September 30, 2011, the Company expensed $3.2 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

		Unconsolidated
	Consolidated	at Prorata
	Nine Months	Nine Months
	Ended	Ended
Capital Expenditures (In Millions)	September 30, 2011	September 30, 2011
Leasing	$27.5	$4.4
Maintenance	5.6	0.7

Total Capital Expenditures	$33.1	$5.1

Per Square Foot of Owned GLA
Leasing	$0.59	$0.64
Maintenance	0.12	0.09

Total Capital Expenditures	$0.71	$0.73

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2010, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2010.

Non-Income Producing Assets

•

There are ten consolidated shopping centers and the Company’s corporate headquarters, which total 0.8 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at September 30, 2011.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Same Store NOI

(In Millions)

Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison). Same Store NOI excludes the following:

•	Assets under development or redevelopment

•	Straight-line rental income and expense

•	Income related to lease terminations

•	Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010		2011	2010
Total Same Store NOI	$210.4	$202.9	3.7%	$630.4	$607.7	3.7%
Property NOI from other operating segments	39.6	31.5		116.5	93.3

Combined NOI - DDR & Joint Ventures	$250.0	$234.4		$746.9	$701.0

Reconciliation to Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Total Revenues - DDR	$196.4	$193.0	$590.1	$583.5
Total Revenues - Combined Joint Ventures	172.1	160.4	515.6	479.1
Operating and Maintenance - DDR	(34.0)	(32.5)	(106.9)	(100.3)
Real Estate Taxes - DDR	(26.5)	(28.7)	(79.2)	(80.0)
Operating and Maintenance and Real Estate Taxes - Combined Joint Ventures	(58.0)	(57.8)	(172.7)	(181.3)

Combined NOI - DDR & Joint Ventures	$250.0	$234.4	$746.9	$701.0

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(50.0)	$(24.9)	$(52.1)	$(156.8)
Depreciation and Amortization of Real Estate Investments	54.5	53.0	163.2	161.8
Equity in Net Loss (Income) of Joint Ventures	2.6	4.8	(16.0)	3.8
Joint Venture Funds From Operations	7.6	10.5	35.1	32.3
Non-Controlling Interests (OP Units)	—	0.0	0.1	0.0
Gain on Disposition of Depreciable Real Estate	(6.6)	(6.3)	(9.1)	(8.4)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$8.1	$37.1	$121.2	$32.7

Write-off of original preferred share issuance costs	—	—	6.4	—
Preferred Dividends	7.0	10.6	24.6	31.7

FUNDS FROM OPERATIONS	$15.1	$47.7	$152.2	$64.4

OPERATING FFO:
Non-cash impairment charges - consolidated assets	$51.2	$—	$68.5	$59.3
Executive separation charges	0.3	—	11.0	2.1
Loss (gain) on debt retirement, net	0.1	(0.3)	0.1	(0.3)
Non-cash (gain) loss on equity derivative instruments	—	11.3	(21.9)	14.6
Other (income) expense, net - litigation, net of tax, debt extinguishment (gain) costs, lease liability settlement, note receivable reserve and other expenses	(0.2)	3.9	4.8	16.0
Equity in net income of joint ventures - loss on asset sales net of gain on debt forgiveness loss on asset sales and impairment charges	6.3	3.0	7.5	6.4
Impairment of joint venture investments	—	—	1.6	—
Gain on change in control of interests	—	—	(22.7)	—
Discontinued operations - non-cash consolidated impairment charges, loss on sales and gain on debt extinguishment	10.5	12.4	27.4	94.2
Discontinued operations - FFO associated with Mervyns Joint Venture, net of non-controlling interest	—	1.0	—	4.8
Discontinued operations - gain on deconsolidation of interests	(4.7)	(5.2)	(4.7)	(5.2)
Gain on disposition of real estate (land), net	(0.4)	—	(0.4)	—
Non-controlling interest - portion of impairment charges allocated to outside partners	(3.8)	—	(3.8)	(31.2)
Write-off of original preferred share issuance costs	—	—	6.4	—

TOTAL NON-OPERATING ITEMS	$59.3	$26.1	$73.8	$160.7
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	8.1	37.1	121.2	32.7

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$67.4	$63.2	$195.0	$193.4

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
ADDITIONAL NON-CASH DISCLOSURES (Income)/Expense:
Below Market Rent Revenue*	$(1.1)	$(0.1)	$(2.8)	$(0.3)
Debt Premium Amortization Revenue*	(0.4)	(0.7)	(1.5)	(2.3)
Convertible Debt Accretion Expense	3.8	1.4	11.5	5.2
Straight-Line Rent Revenue	(0.1)	(0.4)	(0.2)	(1.7)
Straight-Line Ground Rent Expense*	0.5	0.5	1.5	1.5
Joint Venture Straight-Line Rent Revenue	(1.0)	(0.9)	(3.6)	(3.0)
DDR’s Prorata Share of Straight-Line Rent Revenue	(0.2)	(0.1)	(0.9)	(0.4)

*	Prorata share of joint venture is deminis

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Consolidated Transactional Income

(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$(0.4)	$0.1	$(0.5)	$(0.6)
Loss on Dispositions from Discontinued Operations	(8.4)	(5.4)	(16.6)	(10.7)
Land Sale Gain (Loss)	0.8	—	1.0	0.4

	$(8.0)	$(5.3)	$(16.1)	$(10.9)

NOT Included in FFO:
Gain on Dispositions, Net of Tax	$6.2	$—	$7.5	$0.3
Gain on Sales from Discontinued Operations	0.4	6.3	1.6	8.1

	$6.6	$6.3	$9.1	$8.4	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$(0.4)	$0.1	$(0.5)	$(0.6)
Land Sale Gain (Loss)	0.8	—	1.0	0.4
Gain on Dispositions, Net of Tax	6.2	—	7.5	0.3

	$6.6	$0.1	$8.0	$0.1	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Dispositions from Discontinued Operations	$(8.0)	$0.9	$(15.0)	$(2.6)	Footnote K to the Press Release

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Joint Venture Transactional Income

(In Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Included in FFO:
Loss on Sales from Discontinued Operations	$(0.6)	$(13.3)	$(1.5)	$(25.3)
Land Sale Gains and Loss on Disposition of Real Estate	—	—	—	—

	$(0.6)	$(13.3)	$(1.5)	$(25.3)

DDR’s Proportionate Share	$(0.1)	$(2.8)	$(2.0)	$(4.1)

NOT Included in FFO:
Gain (Loss) on Dispositions	$—	$—	$—	$—
Gain on Sales from Discontinued Operations		—	22.8	—

	$—	$—	$22.8	$—

DDR’s Proportionate Share	$—	$—	$12.5	$—

Reconciliation to Income Statement

Gain on Sales of Real Estate
Land Sale Gains and Loss on Disposition of Real Estate	$—	$—	$—	$—
Gain (Loss) on Dispositions	—	—	—	—

	$—	$—	$—	$—	Gain on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations
Gain (Loss) on Sales from Discontinued Operations	$(0.6)	$(13.3)	$21.3	$(25.3)	Loss on Disposition of Discontinued Operations

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Joint Venture Investment Summary (1)

					All Values at 100% (In Millions)
Legal Name	Partner(s)	DDR Ownership %	Number of Operating Properties		Gross Leasable Area	Total Annualized Rent	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	42		11.6	$134.9	$2,231.6	$1,212.0
DDR Domestic Retail Fund I	Various Institutional Investors	20%	63		8.2	91.0	1,480.5	951.5
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	10		3.7	132.7	738.8	175.9
DDRA Community Centers Five, L.P.	DRA Advisors	50%	3		1.3	18.8	183.4	211.0
Coventry II Joint Ventures	Coventry II Fund	20%	5		2.1	26.6	442.8	297.8
RVIP Structures/ DPG Realty Holdings LLC	Prudential RE Advisors/ Prudential Insurance	10% -25.75%	3		0.5	10.7	109.3	75.0
DDR-SAU Retail Fund, LLC	State of Utah	20%	27		2.3	23.1	305.6	183.1
DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.7	206.2	150.5
TRT DDR Venture I General Partnership	Dividend Capital Total Realty Trust	10%	3		0.5	9.2	160.3	110.0
Other Unconsolidated JV Interests	Various	Various	15		2.0	16.3	192.0	110.0

			184		33.8	$479.0	$6,050.5	$3,476.8

Unconsolidated Joint Ventures - No Economic Interests
Coventry II Joint Ventures	Coventry II Fund	10% -20%	41	(2)	3.2	$28.4	415.3	328.2
Other Unconsolidated Interests	Various	0%	6		0.6	8.4	122.2	86.0

Total Unconsolidated Joint Ventures			231		37.6	$515.8	$6,588.0	$3,891.0

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	Includes one asset in which development was suspended.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Joint Venture Combining Financial Statements

(In Millions)

Combining Balance Sheets

	Total Unconsolidated JVs (1)
	September 30, 2011		December 31, 2010
Land	$1,519.9		$1,566.7
Buildings	4,646.7		4,783.8
Fixtures and tenant improvements	162.4		154.3

	6,329.0		6,504.8
Less: Accumulated depreciation	(805.6)		(726.3)

	5,523.4		5,778.5
Land held for development and construction in progress	259.0		174.3

Real estate, net	5,782.4		5,952.8
Cash and restricted cash	342.0		122.4
Receivables, including straight-line rent, net	108.5		111.6
Leasehold interests	9.4		10.3
Other assets, net	177.2		181.3

	$6,419.5		$6,378.4

Mortgage debt	$3,891.0	(3)	$3,940.6	(3)
Notes and accrued interest payable to DDR	98.5		87.3
Other liabilities	227.6		186.3

	4,217.1		4,214.2
Accumulated equity	2,202.4		2,164.2

	$6,419.5		$6,378.4

	DDR’s Proportionate Share (1)
	September 30, 2011		December 31, 2010
Land	$291.7		$320.0
Buildings	934.5		1,047.0
Fixtures and tenant improvements	39.0		44.8

	1,265.2		1,411.8
Less: Accumulated depreciation	(179.3)		(184.3)

	1,085.9		1,227.5
Land held for development and construction in progress	86.7		71.7

Real estate, net	1,172.6		1,299.2

Cash and restricted cash	104.3		39.0
Receivables, including straight-line rent, net	26.8		33.1
Leasehold interests	1.9		2.1
Other assets, net	42.6		48.3
Disproportionate share of equity	(21.5	)(2)	(32.8	)(2)

	$1,326.7		$1,388.9

Mortgage debt	$789.1	(3)	$833.8	(3)
Notes and accrued interest payable to DDR	11.8		10.6
Other liabilities	51.9		51.6

	852.8		896.0
Accumulated equity	490.6		525.7
Disproportionate share of equity	(16.7	)(2)	(32.8	)(2)

	$1,326.7		$1,388.9

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)

Includes approximately $300.8 million and $298.4 million of mortgage debt at September 30, 2011 and December 31, 2010, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $48.2 million and $47.7 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Joint Venture Combining Financial Statements

(In Millions)

Combining Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Proportionate Share (1)
	Nine-Month Period Ended September 30, 2011	Three-Month Period Ended September 30, 2011	Three-Month Period Ended September 30, 2011
Revenues from operations	$518.3	$174.7	$39.5
Rental operation expenses	(172.7)	(58.0)	(11.7)
Impairment charges	(63.0)	(63.0)	(9.8)

Net operating income	282.6	53.7	18.0	(3)
Depreciation and amortization expense	(140.5)	(45.2)	(8.3)
Interest expense	(170.6)	(56.6)	(10.7)

Loss before gain on sale of real estate	(28.5)	(48.1)	(1.0)
Income tax expense	(27.0)	(9.4)	(3.1)
Discontinued operations	(0.2)	0.2	—
Gain on debt foregiveness	3.0	—	—
Gain (loss) on disposition of discontinued operations	21.3	(0.6)	(0.1)
Disproportionate share of income (loss)	—	—	(2.0	)(2)(3)

Net loss	$(31.4)	$(57.9)	$(6.2)
Non-controlling interests	$(11.6)	$(6.6)	$(2.2)

Net loss attributable to unconsolidated joint ventures	$(43.0)	$(64.5)	$(8.4)
DDR ownership interests	$14.2	$(6.2)	$(8.4)
Amortization of basis differential	1.7	3.6	—

	$15.9	$(2.6)	$(8.4)

Funds From Operations

Net loss attributable to unconsolidated joint ventures	$(43.0)	$(64.5)	$(8.4)
Depreciation of real property	138.5	45.4	8.4
Gain on sale of real estate	(22.7)	—	—
Disproportionate share of income	—	—	7.6	(2)

	$72.8	$(19.1)	$7.6

DDR ownership interests	$35.2	$7.6

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)	DDR’s prorata share of NOI including discontinued operations and promoted equity structures and minority interests is $27.2 million for the three-month period ended September 30, 2011.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Summary of Property Acquisitions and Dispositions

($ In Millions, GLA in Thousands of SF)

Property Acquisitions

Acquisition Date	Location	Ownership Interest Acquired	Aggregate Proportionate Purchase Price	Total GLA
Q1 2011	OH and MN	50%	$39.9	520.5	(1)
Q3 2011	CO and NC	100%	110.0	463.7	(2)

Total Acquisitions			$149.9	984.2

(1)	In conjunction with the acquisition of our partner’s ownership interest in one of the assets, the Company entered into a new $21 million, 11-year mortgage loan.
(2)	In conjunction with the acquisition of three properties (two located in North Carolina and one located in Colorado), the Company assumed three mortgage loans with a face value aggregating $67 million and a fair value aggregating $71.4 million.

Property Dispositions

Disposition Date	Location	DDR’s Effective Ownership	Joint Venture	Total GLA	Gross Sales Price	Relinquished Debt
01/11	Augusta, GA	15%	DDRTC Core	22.6	$0.7	$0.8
02/11	Austin, TX	26%	Prudential	282.8	29.0	21.0
02/11	Wilmington, NC	100%	-	51.9	3.5	—
02/11	Twinsburg, OH	100%	-	35.9	1.8	—
04/11	Chili, NY	100%	-	120.0	6.6	—
05/11	Two Bi Lo Locations	100%	-	105.9	13.1	—
05/11	Orangeburg, SC	100%	-	50.8	4.3	—
05/11	Eagan, MN	50%	DRA	277.0	50.3	35.6
05/11	Cary, NC	100%	-	88.4	10.1	—
05/11	Two Rite Aid Locations	100%	-	21.8	5.1	—
06/11	Gaylord, MI	100%	-	188.2	4.0	—
06/11	East Hanover, NJ	100%	-	70.8	15.8	—
06/11	Garland, TX	100%	-	70.6	0.6	—
07/11	San Antonio, TX	100%	-	88.9	7.1	—
07/11	Richmond, KY	100%	-	134.7	5.5	—
07/11	Griffin, GA	100%	-	64.8	0.2	—
07/11	Columbus, OH	100%	-	356.5	13.3	10.5
07/11	Spartanburg, SC	100%	-	10.9	2.5	—
08/11	Daytona Beach, FL	100%	-	76.1	7.8	—
08/11	Jacksonville, FL	100%	-	182.1	0.8	—
08/11	Xenia, OH	100%	-	112.4	4.0	—
08/11	Elyria, OH	100%	-	142.8	0.8	—
09/11	Raleigh, NC	100%	-	75.9	7.7	—
09/11	Tarpon Springs, FL	100%	-	84.2	6.5	—
Various	Various	100%	-	—	13.2	—

Total Dispositions				2,716.0	$214.3	$67.9

Total Dispositions - Q3 2011				1,329.3	$59.1	$10.5

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	As of September 30, 2011			2011 Activity
	Land	CIP	Total	Net Expenditures Year to Date (1)	Net Projected Expenditures 4Q 2011 (1)	Placed In Service Year to Date	To Be Placed In Service 4Q 2011
Ground up Development Projects in Progress	$34.4	$38.7	$73.1	$1.0	$(0.4)	$32.7	$5.8
Ground up Development Projects Primarily on Hold	326.0	157.7	483.7	(5.8)	(22.5)	—	—
Substantially Completed Projects Pending Lease up	25.5	17.3	42.8	4.7	2.6	20.9	22.2
Redevelopment Projects	—	36.6	36.6	15.3	22.8	17.9	19.2
Leasing Capital Expenditures	—	7.8	7.8	27.5	16.0	33.3	16.4

Total	$385.9	$258.1	$644.0	$42.7	$18.5	$104.8	$63.6

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

Location	Project Name	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors
Boise (Nampa), ID	Nampa Gateway Center	830.9	419.3	$126.7	$127.5	$95.4	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas
Austin (Kyle), TX (2)	Kyle Marketplace	805.6	443.1	77.3	62.0	21.0	Target, Kohl’s

		1,636.5	862.4	$204.0	$189.5	$116.4

Total Land Held for Development and CIP for Ground up Development Projects in Progress at September 30, 2011:						$73.1

Summary of Significant Wholly-Owned and Consolidated Redevelopment Projects

Location	Project Name	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors
Denver, CO	Tamarac Square	151.3	12.0	$1.7	$2.6	$—	Target
Miami (Plantation), FL	The Fountains	273.4	273.4	51.7	47.6	38.7	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods
Bayamon, PR	Rexville Plaza	43.8	43.8	6.1	0.3	—	CVS
Carolina, PR	Plaza Escorial	17.0	17.0	2.4	1.4	—	PetSmart
Hatillo, PR	Plaza Del Norte	88.7	88.7	8.2	2.4	1.2	JC Penney, Walmart, Sears
Charleston, SC	Ashley Crossings	95.0	95.0	5.0	4.0	2.7	Kohl’s, Marshalls
San Antonio, TX (2)	Terrell Plaza	225.7	90.8	4.7	3.3	—	Target

		894.9	620.7	$79.8	$61.6	$42.6

CIP for projects listed above:						$19.0
CIP for other Redevelopment Projects:						17.6

Total amount included in CIP at September 30, 2011 for Redevelopment Projects:						$36.6

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% Joint Venture

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	As of September 30, 2011			2011 Activity
	Land	CIP	Total	Net Expenditures Year to Date (1)	Net Projected Expenditures 4Q 2011(1)	Placed In Service Year to Date	To Be Placed In Service 4Q 2011
Ground up Development Projects in Progress	$44.6	$129.5	$174.1	$81.3	$52.3	$—	$—
Ground up Development Projects Primarily on Hold	23.3	2.7	26.0	0.7	0.1	—	—
Substantially Completed Projects Pending Lease up	2.1	17.0	19.1	2.8	2.2	18.4	2.6
Redevelopment Projects	—	33.1	33.1	24.0	11.0	3.8	37.6
Leasing Capital Expenditures	—	6.7	6.7	23.7	14.0	23.3	18.6

Total	$70.0	$189.0	$259.0	$132.5	$79.6	$45.5	$58.8

Summary of Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Ownership	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	806.4	806.4	$212.8	$28.7	$—	Bretas, Cinemark, Magic Games
Londrina, Brazil	Boulevard Londrina	28.2%	518.2	518.2	123.6	64.1	—	Walmart, Cinemark, Centuaro, Magazine Luiza, Kalunga, Luiggi Bertolli, Renner, Saraiva, Memove
Uberlandia, Brazil	Patio Uberlandia	33.3%	487.7	487.7	104.3	81.3	—	Walmart, Cinemark, Centuaro, Leroy Merlin, Renner, Fast Shop, Kalunga, Livraria Leitura, Memove, B-Mart

			1,812.3	1,812.3	$440.7	$174.1	$—

Total Land Held for Development and CIP for Ground up Development Projects in Progress at September 30, 2011:							$174.1

Summary of Significant Joint Venture Redevelopment Projects

Location	Project Name	DDR’s Effective Ownership	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors
Sao Paulo, Brazil	Campo Limpo Shopping Center	6.7%	28.1	28.1	$3.6	$3.1	$—	B-Mart, Parking & Games, Extra, MovieCom, Casas Bahia, C&A
Sao Paulo, Brazil	Metropole Shopping Center	33.3%	94.0	94.0	31.5	28.0	—	Fast Shop, PlayArte, Outback, Lojas Americanas, Renner, C&A

			94.0	94.0	$35.1	$31.1	$—

CIP for projects listed above:							$28.0
CIP for other Redevelopment Projects:							5.1

Total amount included in CIP at September 30, 2011 for Redevelopment Projects:							$33.1

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Ground up Development Projects Primarily on Hold

(In Millions)

MSA (Location)	DDR’s Effective Ownership	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Oconomowoc, WI	50%	121.6
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury - Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury - Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury - Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (8 sites)	100%	Various

		1,007.6

Wholly-owned and consolidated projects included in Land Held for Development and CIP:		$483.7	(1)
Unconsolidated joint venture projects included in Land Held for Development and CIP:		26.0	(2)

Total Ground up Development Projects Primarily on Hold at September 30, 2011:		$509.7

(1)	Includes partners’ ownership interest of $107.7 million.
(2)	DDR’s prorata share is $13 million.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Total Portfolio Characteristics

		MSF at	MSF at
		100%	Prorata
Operating Shopping Centers with Economic Interest	450	80.6	53.6
Additional Ground Lease GLA		4.9	3.5
Additional Unowned GLA		30.3	0.0
Operating Shopping Centers with No Economic Interest	88	18.4	0.0
Additional Ground Lease GLA		1.2	0.0
Additional Unowned GLA		4.8	0.0
Business Centers	6	0.7	0.7
Portfolio % Leased	93.4%
Portfolio % Commenced	90.8%

Prime Portfolio Characteristics

Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

		MSF at	MSF at
		100%	Prorata
Operating Shopping Centers	267	60.5	43.4
Additional Ground Lease GLA		3.8	2.7
Additional Unowned GLA		23.5	0.0
Prime Portfolio % Leased	94.7%
% of Total Portfolio NOI	88.3%

Total Portfolio Concentration

	% of		% of
	ABR	MSF	GLA
Rk Location	at 100%	at 100%	at 100%
1 Brazil	13.3%	3.7	4.8%
2 Georgia	9.4%	9.2	11.4%
3 Florida	8.5%	8.8	10.9%
4 Puerto Rico	7.8%	4.0	5.0%
5 New York	6.2%	6.4	7.9%
6 North Carolina	6.2%	5.3	6.6%
7 New Jersey	5.4%	3.2	4.0%
8 Ohio	5.1%	5.2	6.4%
9 Pennsylvania	3.4%	2.8	3.5%
10 California	3.1%	2.2	2.7%

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Sonae Sierra Brasil (SSB) Portfolio Characteristics

Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2007 and the joint venture completed an IPO in 2011. DDR’s ownership of SSB as of 9/30/11 was 33.3%. All information was translated using average exchange rates for the respective periods.

		MSF at 100%	MSF at Prorata
Operating Shopping Centers	10	3.7	0.9
Additional Ground Lease GLA		0.2	0.1
Development Sites	3	1.8	0.6
Total Annualized Rent (in millions)	$132.7
Average Rent Per Occupied Square Foot	$36.06
Portfolio % Leased	98.8%

Puerto Rico Portfolio Characteristics

		MSF at 100%	MSF at Prorata
Operating Shopping Centers	15	4.0	4.0
Additional Ground Lease GLA		0.7	0.7
Additional Unowned GLA		1.0	0.0
Total Annualized Rent (in millions)	$77.7
Average Rent Per Occupied Square Foot	$18.88
Portfolio % Leased	96.8%

Trailing 12 Month NOI (DDR Share)

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Lease Expirations By Year

($ in millions, except per square foot)

Greater than 10,000 SF

Year	Leases	ABR at 100%	Avg PSF	% of ABR at 100%
2011	33	$8.9	$9.49	0.9%
2012	134	41.5	9.16	4.3%
2013	175	46.4	9.34	4.9%
2014	202	61.4	9.34	6.4%
2015	184	57.1	9.72	6.0%
2016	210	67.1	10.64	7.0%
2017	127	51.5	10.48	5.4%
2018	79	29.2	10.34	3.1%
2019	96	40.7	11.74	4.3%
2020	75	25.6	10.40	2.7%

2011-2020
Subtotal	1,315	$429.4	$10.02	44.9%

Total
Rent Roll	1,541	$529.4	$9.96	55.4%

Less than 10,000 SF

				% of
		ABR	Avg	ABR
Year	Leases	at 100%	PSF	at 100%
2011	464	$23.0	$28.19	2.4%
2012	1,444	81.6	26.70	8.5%
2013	1,280	68.6	23.45	7.2%
2014	1,225	66.0	27.50	6.9%
2015	949	56.0	25.44	5.9%
2016	791	50.2	24.50	5.3%
2017	185	14.5	22.66	1.5%
2018	170	16.0	26.33	1.7%
2019	119	10.1	24.04	1.1%
2020	121	9.6	21.98	1.0%

2011-2020
Subtotal	6,748	$395.6	$25.44	41.4%

Total
Rent Roll	7,488	$426.1	$23.43	44.6%

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Leased Rates and Average Annualized Base Rental Rates PSF

Period Ending	Properties	Leased Rate	ABR PSF
Q3 2011	450	93.4%	$13.76
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate by Tenant Size

	Leased Rate	% of GLA	% of Vacancy
< 2,499 SF	82.5%	8.8%	23.2%
2,500 - 4,999 SF	83.4%	8.4%	21.0%
5,000 - 9,999 SF	87.3%	9.2%	17.7%
10,000 - 20,000 SF	95.4%	9.9%	6.8%
> 20,000 SF	96.7%	63.6%	31.3%

Total	93.4%	100%	100%

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

($, GLA in thousands, except per square foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The calculation only includes deals that were executed within one year of the date that the prior tenant vacated.

Leasing Summary: Third Quarter 2011

			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases
Vacant < 1 Year	81	266	$18.87	$5,026	$16.29	$4,340	15.8%	8.3	$15.89
Vacant > 1 Year	139	707	13.79	9,746	N/A	N/A	N/A	8.2	12.57

New Leases - Total	220	973	15.18	14,772	N/A	N/A	15.8%	8.3	13.47
Renewals	296	1,572	15.63	24,570	14.79	23,240	5.7%	4.5	0.00

Total	516	2,545	$15.46	$39,342	$15.01	$27,580	7.3%	5.9	$5.18

Leasing Summary: Year-to-Date 2011

			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases
Vacant < 1 Year	229	625	$22.89	$14,311	$20.43	$12,774	12.0%	7.4	$14.45
Vacant > 1 Year	367	2,108	13.24	27,912	N/A	N/A	N/A	8.1	13.57

New Leases - Total	596	2,733	15.45	42,223	N/A	N/A	12.0%	7.9	13.77
Renewals	831	5,026	14.61	73,417	13.89	69,815	5.2%	4.6	0.00

Total	1,427	7,759	$14.90	$115,640	$14.61	$82,589	6.2%	5.8	$4.92

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

Net Effective Rents Related to Leased Space (Owned Properties)

	Three Months Ended 9/30/2011	2011 YTD Average
Number of lease transactions executed	516	1,427
Rentable square footage leased (in thousands)	2,545	7,760
Square footage of renewal deals (in thousands)	1,572	5,026
Square footage of new deals (in thousands)	973	2,733
Renewed square footage (% of total)	61.8%	64.8%
New leases square footage (% of total)	38.2%	35.2%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$15.85	$16.11
Tenant allowance	(1.58)	(1.65)
Landlord work	(0.71)	(0.61)
Third party leasing commissions	(0.28)	(0.29)
Rent concessions	—	—

Equivalent net effective rent	$13.28	$13.56

Weighted average term in years	8.3	7.9

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$15.72	$14.81
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$15.72	$14.81

Weighted average term in years	4.5	4.6

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Largest Tenants by GLA

($ in millions)

Rk	Tenant (Concept)	Owned Units	Owned GLA at 100%	% of GLA at 100%	Owned GLA at Prorata	Unowned Units	Total Units	Credit Ratings (S&P/Mdy’s/Fitch)
1	Walmart (26) / Sam’s Club (5)	31	4.8	5.6%	4.1	52	83	AA / Aa2/ AA
2	Kohl’s	26	2.3	2.7%	1.4	17	43	BBB+ / Baa1 / BBB+
3	Sears (6) / Kmart (19) / Others (2)	27	2.1	2.5%	1.5	5	32	B+ / Ba3 / B
4	Publix	44	2.1	2.5%	0.6	3	47	NR
5	TJ Maxx (32) / Marshalls (23) / Homegoods (11)	66	2.1	2.5%	1.4	22	88	A / A3 / NR
6	Kroger	29	1.6	1.9%	0.7	2	31	BBB / Baa2 / BBB
7	Lowe’s	12	1.6	1.9%	1.5	24	36	A / A1 / A
8	PetSmart	65	1.4	1.6%	0.9	24	89	BB / NR / NR
9	Bed Bath & Beyond (39) / Others (4)	43	1.4	1.6%	0.9	16	59	BBB+ / NR / NR
10	Ross Stores	41	1.3	1.5%	0.7	4	45	BBB+ / NR / NR
11	Michael’s	53	1.2	1.4%	0.8	12	65	B- / B3 / NR
12	Dick’s Sporting Goods	24	1.1	1.3%	0.7	9	33	NR
13	Tops Markets[1]	16	1.0	1.2%	0.5	1	17	NR
14	OfficeMax	40	0.9	1.1%	0.7	10	50	B- / B1 / NR
15	Toys R Us (8) / Babies R Us (16)	24	0.9	1.1%	0.7	12	36	B / B1 / B
16	Home Depot	8	0.9	1.1%	0.8	33	41	BBB+ / A3 / BBB+
17	J.C. Penney	16	0.8	0.9%	0.8	2	18	BB+ / NR / BBB-
18	Best Buy	20	0.8	0.9%	0.5	12	32	BBB- / Baa2 / BBB-
19	Target	6	0.8	0.9%	0.8	53	59	A+ / A2 / A-
20	Dollar Tree Stores	83	0.8	0.9%	0.5	11	94	NR

	Top 20 Tenants	674	29.9	35.0%	20.5	324	998

21	Gap (5) / Old Navy (38) / Banana Republic (4)	47	0.8	0.9%	0.5	8	55	BB+ /Baa3 / BBB-
22	Burlington Coat Factory	9	0.8	0.9%	0.6	1	10	B- / B3 / B-
23	Hobby Lobby	14	0.8	0.9%	0.6	3	17	NR
24	Staples	34	0.7	0.8%	0.5	1	35	BBB / Baa2 / BBB
25	JoAnn Fabric	24	0.7	0.8%	0.6	8	32	NR
26	Beall’s	18	0.7	0.8%	0.4	3	21	NR
27	Barnes & Noble	25	0.6	0.7%	0.4	2	27	NR
28	Cinemark	12	0.6	0.7%	0.5	2	14	BB- / NR / NR
29	AMC Theaters	7	0.6	0.7%	0.2	2	9	NR / Caa1 / B
30	Regal Cinemas	11	0.6	0.7%	0.4	2	13	B+ / B1 / B+
31	Sports Authority	13	0.5	0.6%	0.4	3	16	B- / NR / NR
32	Stein Mart	13	0.5	0.6%	0.3	1	14	NR
33	Giant Eagle	6	0.5	0.6%	0.3	0	6	NR
34	Office Depot	18	0.5	0.6%	0.3	6	24	B- / B2 / NR
35	Petco	30	0.4	0.5%	0.3	0	30	B / B2 / NR
36	H.H. Gregg	13	0.4	0.5%	0.3	6	19	NR
37	BJ’s Wholesale Club	4	0.4	0.5%	0.4	2	6	B+ / B1 / NR
38	DSW	16	0.4	0.5%	0.2	6	22	NR
39	Party City (23) / Others (7)	30	0.4	0.5%	0.2	8	38	NR
40	Rite Aid	32	0.4	0.5%	0.3	0	32	B- / Caa2 / B-

	Tenants 21-40	376	11.3	13.2%	7.7	64	440

	Top 40 Tenants	1,050	41.2	48.2%	28.2	388	1,438

	Total Portfolio		85.5	100.0%	57.1

(1)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Largest Tenants by Base Rental Revenues

($ in millions)

Rk	Tenant	Owned Units	ABR at 100%	% of ABR at 100%	ABR at Prorata	Unowned Units	Total Units	Credit Ratings (S&P/Mdy’s/Fitch)
1	Walmart (26) / Sam’s Club (5)	31	$31.4	3.2%	$26.0	52	83	AA / Aa2 / AA
2	TJ Maxx (32) / Marshalls (23) / Homegoods (11)	66	20.7	2.1%	14.2	22	88	A / A3 / NR
3	PetSmart	65	19.0	1.9%	12.4	24	89	BB / NR / NR
4	Publix	44	18.5	1.9%	5.0	3	47	NR
5	Kohl’s	26	17.3	1.8%	10.6	17	43	BBB+ / Baa1 / BBB+
6	Bed Bath & Beyond (39) / Others (4)	43	15.9	1.6%	11.6	16	59	BBB+ / NR / NR
7	Michael’s	53	14.7	1.5%	10.0	12	65	B- / B3 / NR
8	Ross Stores	41	13.6	1.4%	7.3	4	45	BBB+ / NR / NR
9	AMC Theaters	7	12.7	1.3%	5.4	2	9	NR / Caa1 / B
10	Dick’s Sporting Goods	24	12.5	1.3%	7.4	9	33	NR
11	Best Buy	20	11.8	1.2%	7.2	12	32	BBB- / Baa2 / BBB-
12	Tops Markets[1]	16	11.7	1.2%	6.7	1	17	NR
13	Kroger	29	11.7	1.2%	5.3	2	31	BBB / Baa2 / BBB
14	Gap (5) / Old Navy (38) / Banana Republic (4)	47	11.1	1.1%	7.9	8	55	BB+ / Baa3 / BBB-
15	OfficeMax	40	11.0	1.1%	7.9	10	50	B- / B1 / NR
16	Lowe’s	12	9.8	1.0%	9.1	24	36	A / A1 / A
17	Barnes & Noble	25	9.8	1.0%	6.5	2	27	NR
18	Staples	34	9.4	1.0%	6.5	1	35	BBB / Baa2 / BBB
19	Regal Cinemas	11	9.0	0.9%	6.5	2	13	B+ / B1 / B+
20	Cinemark	12	8.3	0.8%	6.4	2	14	BB- / NR / NR

	Top 20 Tenants	646	$279.9	28.3%	$179.9	225	871

21	Dollar Tree Stores	84	$8.1	0.8%	$5.3	11	95	NR
22	Sears (6) / Kmart (19) / Others (2)	27	8.1	0.8%	5.5	5	32	B+ / Ba3 / B
23	Rite Aid	32	7.8	0.8%	7.4	0	32	B- / Caa2 / B-
24	JoAnn Fabric	24	7.5	0.8%	5.4	8	32	NR
25	Toys R Us (8) / Babies R Us (16)	24	7.4	0.7%	5.8	12	36	B / B1 / B
26	Petco	30	7.1	0.7%	4.7	0	30	B / B2 / NR
27	DSW	16	6.8	0.7%	3.7	6	22	NR
28	Home Depot	8	6.5	0.7%	6.3	33	41	BBB+ / A3 / BBB+
29	Sports Authority	13	6.4	0.6%	6.2	3	16	B- / NR / NR
30	Party City (23) / Others (7)	30	5.7	0.6%	3.8	8	38	NR
31	Royal Ahold - Stop N Shop (4) / Martin’s (1)	5	5.2	0.5%	1.9	0	5	BBB / Baa3 / BBB
32	Hobby Lobby	14	5.2	0.5%	3.3	3	17	NR
33	Pier 1 Imports	27	5.0	0.5%	3.4	11	38	NR
34	Office Depot	18	4.9	0.5%	3.0	6	24	B- / B2 / NR
35	Gamestop	105	4.8	0.5%	3.5	12	117	BB+ / Ba1 / NR
36	Famous Footwear (29) / Others (2)	31	4.7	0.5%	3.2	10	41	B+ / B2 / BB+
37	Beall’s	18	4.6	0.5%	2.3	3	21	NR
38	Ulta	20	4.5	0.5%	2.9	3	23	NR
39	Giant Eagle	6	4.3	0.4%	2.7	0	6	NR
40	Payless (60) / Stride Rite (2)	62	4.3	0.4%	3.2	8	70	B+ / B1 / NR

	Tenants 21-40	594	$118.9	12.0%	$83.5	142	736

	Top 40 Tenants	1,240	$398.8	40.4%	$263.4	367	1,607

	Total Portfolio		$988.1	100.0%	$655.7

(1)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	September 30, 2011 Aggregate	September 30, 2011 DDR Pro Rata Share	September 30, 2011 DDR Pro Rata Wtd. Avg. Interest	December 31, 2010 Aggregate	December 31, 2010 DDR Pro Rata Share
Mortgage Loans Payable:
Fixed rate secured loans	$1,244.8	$1,234.9	5.60%	$1,234.5	$1,224.6
Variable rate secured loans	95.6	83.8	2.04%	144.0	131.8
Secured Term Loan	500.0	500.0	3.01%	600.0	600.0
Unsecured Public Debt	2,158.9	2,158.9	5.89%	2,043.6	2,043.6
Unsecured Credit Facilities	226.4	226.4	2.24%	279.9	279.9

Total	$4,225.7	$4,204.0	5.09%	$4,302.0	$4,279.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2011	$6.9	$—	$—	$6.9	$6.9
2012	28.0	109.2	409.2	546.4	524.7
2013	27.1	392.8	—	419.9	419.9
2014	25.2	364.4	—	389.6	389.6
2015	19.6	517.7	519.7	1,057.0	1,057.0
2016	16.9	48.8	526.4	592.1	592.1
2017	16.7	0.3	300.0	317.0	317.0
2018	11.3	75.5	382.2	469.0	469.0
2019	6.7	74.6	—	81.3	81.3
2020	4.8	0.3	300.0	305.1	305.1
2021 and beyond	3.6	90.0	—	93.6	93.6
Unsecured debt discount	—	—	(52.2)	(52.2)	(52.2)

	$166.8	$1,673.6	$2,385.3	$4,225.7	$4,204.0

Percentage of Total Debt	September 30, 2011	December 31, 2010
Fixed	85.3%	79.7%
Variable	14.7%	20.3%

Recourse to DDR	69.7%	69.2%
Non-recourse to DDR	30.3%	30.8%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	September 30, 2011 Aggregate		September 30, 2011 DDR Pro Rata Share		September 30, 2011 DDR Pro Rata Wtd. Avg. Interest	December 31, 2010 Aggregate	December 31, 2010 DDR Pro Rata Share
Mortgage Loans Payable:
Fixed rate secured loans	$3,218.3		$662.3		5.64%	$3,279.1	$705.3
Variable rate secured loans	672.7		126.8		5.42%	661.5	128.5

Total	$3,891.0	(1)	$789.1	(1)	5.60%	$3,940.6	$833.8

Schedule of Maturities by Year (2)			Scheduled Principal Payments		Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2011			$2.1		$74.8	$76.9	$7.6
2012			6.6		1,327.9	1,334.5	287.7
2013			4.6		412.2	416.8	61.6
2014			4.4		170.9	175.3	36.4
2015			3.8		188.7	192.5	40.2
2016			3.8		40.8	44.6	16.1
2017			3.8		1,372.2	1,376.0	255.1
2018			3.0		29.4	32.4	5.8
2019			2.1		34.1	36.2	5.8
2020			2.2		71.0	73.2	24.5
2021 and beyond			1.3		131.3	132.6	48.3

			$37.7		$3,853.3	$3,891.0	$789.1

Percentage of Total Debt	September 30, 2011	December 31, 2010
Fixed	82.7%	83.2%
Variable	17.3%	16.8%

Recourse to DDR	4.5%	5.0%
Non-recourse to DDR	95.5%	95.0%

(1)	Includes approximately $300.8 million of mortgage debt of which the Company’s prorata share of non-recourse mortgage debt is $48.2 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(2)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
SENIOR DEBT
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$214.9		$214.9	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	11.5		11.5	02/16	LIBOR + 165
Secured Credit Facility:
$500 Million Term Loan	500.0		500.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$726.4		$726.4

PUBLIC DEBT
Convertible Notes	184.1	(3)	184.1	03/12	3.00
Unsecured Notes	223.3		223.3	10/12	5.38
Unsecured Notes	169.5		169.5	05/15	5.50
Convertible Notes	305.2	(4)	305.2	11/15	1.75
Unsecured Notes	298.8		298.8	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.1		298.1	04/18	4.75
Medium Term Notes	82.2		82.2	07/18	7.50
Unsecured Notes	297.7		297.7	09/20	7.88

Total Public Debt	$2,158.9		$2,158.9

MORTGAGE DEBT
Kyle Crossing, Kyle, TX	23.5	(5)	11.7	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	24.5		24.5	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.3		9.3	07/12	7.37
Cortez Plaza, Bradenton, FL	10.7		10.7	07/12	7.15
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Terraces at Southpark, Charlotte, NC	6.6		6.6	12/12	5.72
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	5.9		5.9	04/13	5.80
DDRC Headquarters, Beachwood, OH	34.1		34.1	04/13	LIBOR + 110
Monmouth Consumer Sq., W. Long Branch, NJ	4.3		4.3	07/13	8.57
Rotonda Plaza, Englewood, FL	0.6		0.6	07/13	5.80
Crossroads Center, Gulfport, MS	25.5		25.5	10/14	4.23
The Commons, Salisbury, MD	9.1		9.1	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.5		4.5	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.3		18.3	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.0		29.0	10/14	4.23
North Pointe Plaza, North Charleston, SC	11.4		11.4	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.4		12.4	10/14	4.23
Brook Highland Plaza, Birmingham, AL	25.6		25.6	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	18.9		18.9	10/14	4.23
Town Center Plaza, Leawood, KS	52.5		52.5	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.1		7.1	10/14	4.23

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Consolidated Debt Detail (In Millions)
	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
Cross Pointe Center, Fayetteville, NC	10.3		10.3	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.3		10.3	10/14	4.23
Bermuda Square, Chester, VA	7.8		7.8	10/14	4.23
Home Depot Center, Orland Park, IL	7.0		7.0	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.6		10.6	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	43.0		43.0	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.9		6.9	10/14	4.23
Clearwater Collection, Clearwater, FL	7.4		7.4	10/14	4.23
Wendover Village, Greensboro, NC	5.0		5.0	10/14	4.23
Lexington Place, Lexington, SC	4.5		4.5	10/14	4.23
Downtown Short Pump, Richmond, VA	13.0		13.0	10/14	4.23
Loisdale Center, Springfield, VA	11.5		11.5	10/14	4.23
Windsor Court, Windsor, CT	7.6		7.6	10/14	4.23
Abernathy Square, Atlanta, GA	12.6		12.6	10/14	4.23
Sam’s Club, Worcester, MA	5.6		5.6	10/14	4.23
Walmart Supercenter, Alliance, OH	7.4		7.4	10/14	4.23
Kroger, Cincinnati, OH	2.7		2.7	10/14	4.23
Reno Riverside, Reno, NV	2.9	(5)	2.9	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 250
Hamilton Commons, Mays Landing, NJ	7.2		7.2	09/15	4.70
Tops Plaza, Lockport, NY	6.9		6.9	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	1.0		1.0	02/16	6.90
Cotswold Village, Charlotte, NC	50.8		50.8	05/16	5.83
Freedom Plaza, Rome, NY	2.5		2.5	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	6.9		6.9	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	3.0		3.0	10/17	6.78
Tops Plaza, Ithaca, NY	12.1		12.1	01/18	7.05
Walmart Supercenter, Greenville, SC	6.6		6.6	01/18	6.00
Southland Crossings, Boardman, OH	25.8		25.8	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.8		32.8	03/18	5.06
Johns Creek Town Center, Suwanee, GA	25.8		25.8	03/18	5.06
Mohawk Commons, Niskayuna, NY	16.2		16.2	12/18	5.75
Lowes, Hendersonville, TN	6.2		6.2	01/19	7.66
Plaza Isabela, Isabela, PR	23.0		23.0	06/19	7.59
Plaza Cayey, Cayey, PR	21.8		21.8	06/19	7.59
Plaza Walmart, Guayama, PR	12.2		12.2	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.2		26.2	06/19	7.59
Mariner Square, Spring Hill, FL	3.8		3.8	09/19	9.75
Northland Square, Cedar Rapids, IA	7.2		7.2	01/20	9.38
West Valley Marketplace, Allentown, PA	13.5		13.5	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	65.0		65.0	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.6		9.6	12/21	5.24
Macedonia Commons, Macedonia, OH	20.8		20.8	02/22	5.71
Gulfport Promenade, Gulfport, MS	20.0		20.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,340.4		$1,318.7

Total Consolidated Debt	$4,225.7		$4,204.0

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Consolidated Debt Detail (In Millions)
	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,603.7	$3,593.8	4.4 years	5.60%
Variable Rate	622.0	610.2	4.7 years	2.04%

	$4,225.7	$4,204.0	4.5 years	5.09%

CUMULATIVE REDEEMABLE PREFERRED SHARES

Outstanding Amount
Class H - 7.375%	$205.0
Class I - 7.5%	170.0

$375.0

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	4.82%	February 21, 2012
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$84.4	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017

Notes:

(1)	Assumes borrower extension options are exercised.
(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $14.7 million is partially offset by approximately $2.1 million of fair market value adjustments.
(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $1.6 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $16.27 per share at September 30, 2011 and is subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $44.8 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(5)	The following loans have floor interest rates:

Loan	Floor
Kyle Crossing, Kyle, TX	4.00%
Reno Riverside, Reno, NV	5.95%

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (13 assets)	$178.0		$26.7	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Cox Creek Shopping Center, Florence, AL	13.6		2.0	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	27.5		4.1	08/12	6.35
Waterfront Town Center, Homestead, PA	36.3		5.4	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.5		3.7	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	10.9		1.6	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,212.0		$181.7

DDR Domestic Retail Fund I
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.4		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	1.3		0.3	07/13	6.72
Village Center, Racine, WI	11.9		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.1		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.6		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$951.5		$190.3

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.8	(2)	$—	12/08	Prime + 300
Westover Marketplace, San Antonio, TX	20.4	(3)	4.1	11/11	LIBOR + 350
Coventry II DDR SM (31 assets)	71.8	(2)	14.3	09/12	LIBOR + 225
Buena Park, Buena Park, CA	61.0		12.2	11/12	7.25
Marley Creek Square, Orland Park, IL	10.6	(2)	1.1	12/12	5.49
Watters Creek, Allen, TX	136.3	(3)	22.5	01/13	LIBOR + 300
Fairplain Plaza, Benton Harbor, MI	15.1		3.0	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	27.4		5.5	05/13	LIBOR + 350
Christown Spectrum Mall, Phoenix, AZ	46.0	(3)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(3)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	150.6	(2)	30.1	02/15	5.66
Coventry II DDR SM (7 assets)	28.0	(2)	5.6	08/16	6.75

Total Coventry II	$626.0		$111.4

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5	$2.5	03/12	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.3	2.0	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1	$36.6

Sonae Sierra Brasil BV Sarl
Sonae Sierra Brasil Limitadas, Brazil	$10.5	$3.5	11/15	CDI + 285
Patio Boavista, Brazil	14.3	4.8	11/16	CDI + 330
Shopping Metropole, Brazil	29.2	9.7	05/18	TR + 1030
Manaura Shopping, Brazil	71.0	23.7	12/20	10.00
Patio Londrina, Brazil	22.0	7.3	10/25	TR + 1090
Patio Uberlandia, Brazil	28.8	9.6	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$175.8	$58.6

DDRA Ahwatukee Foothills LLC, Phoenix, AZ	106.4	53.2	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.5	23.7	08/12	5.30
DDRA Tanasbourne Town Center LLC, Portland, OR	57.1	28.6	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.5	1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15
TRT DDR Holdings I LLC (3 assets)	110.0	11.0	05/17	5.51
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2011

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
Cole DDR MT Independence, Independence, MO	$34.1	$5.0	01/19	5.95
RO & SW Realty LLC (9 assets)	21.9	5.5	10/20	5.25
Sun Center Limited, Columbus, OH	23.6	18.8	04/21	5.99
RVIP IIIB, Deer Park, IL	75.0	19.3	09/21	4.84

Total	$742.6	$210.5

Total Joint Venture Debt	$3,891.0	$789.1

			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,218.3	$662.3	3.9 years	5.64%
Variable Rate	672.7	126.8	3.5 years	5.42%

	$3,891.0	$789.1	3.8 years	5.60%

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$76.1	Coventry II DDR SM	1 mo. LIBOR	3.00%	September 1, 2012
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013

Notes:

(1)	Assumes borrower extension options are exercised.
(2)	Includes approximately $300.8 million of mortgage debt of which the Company’s prorata share of non-recourse mortgage debt is $48.2 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(3)	The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch
Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
Lindsay Schroll	lindsay.schroll@baml.com	(646) 855-1829

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.
Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Ji Young Kim	jiyoung.kim@gs.com	(212) 902-4736

Green Street Advisors
Cedrik Lachance	clachance@greensteetadvisors.com	(949) 640-8780
Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group
Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462
Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company
Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

Macquarie
Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

Morgan Stanley
Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627
Stephen Bakke	stephen.bakke@morganstanley.com	(415) 576-2696

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

BofA Merrill Lynch
Tom Truxillo	thomas.c.truxillo_jr@baml.com	(980) 386-5212

Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets
Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455